UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 21, 2010

Six Flags Entertainment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of Principal Executive Offices)	(Zip Code)

(972) 595-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02                                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2010, Six Flags Entertainment Corporation (the “Company”) announced that Richard Roedel has been elected to the Board of Directors of the Company effective immediately.  As of the date of this filing, the Company’s Board of Directors has not determined the committees of the Board of Directors on which Mr. Roedel will serve.  Also on December 21, 2010, Mr. Roedel was granted 890 restricted shares of common stock of the Company in accordance with a restricted shares agreement, under the Company’s 2010 Long-Term Incentive Plan, all of which will vest on December 21, 2011.

A copy of the press release announcing the election of Mr. Roedel to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                           Exhibits

99.1                        Press Release, dated December 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Lance C. Balk
Name: Lance C. Balk
Title: Executive Vice President and General Counsel

Date: December 22, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 21, 2010